October 24, 2014

TO:	Members of the Federal Home Loan Bank of Boston

SUBJECT:	Independent Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of two independent directors, each for a term beginning January 1, 2015. The directors elected are indicated below.

DISTRICT ONE – NEW ENGLAND

Number of Members Voting in Election (Total Ballots Received)	221
Total Number of Eligible Votes per Position (Potential)	7,663,503
FHFA 20% Threshold Requirement	1,532,701

VOTES RECEIVED
* Joan Carty	4,160,901
President and CEO, Housing Development Fund, Inc.
Public Interest Director

* Patrick E. Clancy	4,044,627
Former President and CEO, The Community Builders, Inc.
Public Interest Director

We extend a special note of thanks to all our members who participated in this year’s election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel and Corporate Secretary

* Ms. Carty and Mr. Clancy were elected to four-year terms expiring December 31, 2018.